UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 2, 2016

 SCYNEXIS, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36365	56-2181648
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 Hudson Street
Suite 3610
Jersey City, New Jersey
(Address of principal executive offices, including zip code)

(201)-884-5485
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.     Submission of Matters to a Vote of Security Holders.

On June 2, 2016, SCYNEXIS, Inc. (the "Company”) held its 2016 Annual Meeting of Stockholders (the “Annual Meeting”). Set forth below is a brief description of each matter considered and voted upon at the Annual Meeting, together with the final tally of the number of votes cast for, against or withheld, as well as the number of abstentions and broker non-votes as to each such matter, including a separate tabulation with respect to each of the seven directors. A more complete description of each matter is set forth in the Company's definitive proxy statement for the Annual Meeting filed with the Securities and Exchange Commission on April 21, 2016 (the “Proxy Statement”).
Proposal 1: Election of Directors.
The Company's stockholders elected each of the seven directors proposed by the Company for election, to serve until the 2017 annual meeting of stockholders, and until their successors are elected and have qualified, or until their earlier death, resignation or removal. The tabulation of votes on this matter was as follows:

Director Nominee	Shares Voted For	Shares Withheld
Steven C. Gilman, Ph.D.	9,775,367	1,421,997
Ann F. Hanham, Ph.D.	10,401,201	796,163
David Hastings	11,190,284	7,080
Patrick J. Langlois, Ph.D.	11,188,785	8,579
Guy Macdonald	11,190,284	7,080
C. Patrick Machado	11,190,284	7,080
Marco Taglietti, M.D.	9,969,824	1,227,540
There were 412,487 broker non-votes for this proposal.
Proposal 2: Ratification of Selection of Independent Registered Public Accounting Firm
The Company's stockholders ratified the appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2016. The tabulation of votes on this matter was as follows:

Shares voted for:	11,606,311
Shares voted against:	1,858
Shares abstaining:	1,682
Broker non-votes:	0

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCYNEXIS, Inc.

By:	/s/ Marco Taglietti, M.D.
Name:	Marco Taglietti, M.D.
Title:	Chief Executive Officer
Dated: June 7, 2016